UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2026

ARTELO BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38951	33-1220924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Lomas Santa Fe, Suite 160 Solana Beach, CA USA	92075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 925-7049

___________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARTL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

We held our Annual Meeting of Stockholders (the “Annual Meeting”) on July 17, 2026. Of the 2,848,540 shares of our common stock, par value $0.001 (“Common Stock”), outstanding as of the record date of May 22, 2026, 1,172,203 shares of Common Stock were represented at the Annual Meeting, either by proxy or by attending the virtual annual meeting, constituting, of the shares entitled to vote, approximately 41.2% of the outstanding shares of Common Stock. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

1.

Election of Three Class III Directors. The following nominees were re-elected by the holders of our common stock to serve as our Class III directors until our 2029 annual meeting of stockholders and until their successors have been duly elected and qualified:

Nominee	For	Withhold	Broker Non-Votes
Gregory R. Reyes, M.D., Ph.D.	179,416	55,405	937,382
Tamara A. Favorito	176,821	58,000	937,382
Gregory D. Gorgas	171,567	63,254	937,382

2.

Approval of an Amendment to the Articles of Incorporation. The amendment to our Articles of Incorporation, as amended, to increase the number of authorized shares of our common stock from 166,666,667 to 500,000,000 was approved based on the following results of voting:

For	Against	Abstain
985,717	164,845	21,641

3.

Share Issuance Approval. The issuance of more than 20% of our issued and outstanding common stock pursuant to our Equity Purchase Agreement with Square Gate Capital Master Fund, LLC – Series 5 was approved based on the following results of voting:

For	Against	Abstain	Broker Non-Votes
91,158	65,155	78,508	937,382

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: July 17, 2026	/s/ Gregory D. Gorgas
Gregory D. Gorgas
President & Chief Executive Officer

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